Exhibit 99.2

Proteomedix AG

Condensed Balance Sheets

(unaudited)

	September 30,	December 31,
ASSETS	2023	2022
Current assets
Cash and cash equivalents	$1,037,425	$470,156
Accounts receivable	116,374	236,683
Inventory	83,183	95,810
Prepaid expenses and other current assets	7,304	26,280
Total current assets	1,244,286	828,929

Property and equipment	39,163	40,130
Right of use asset	140,588	202,739
Total assets	$1,424,037	$1,071,798

LIABILITIES AND STOCHOLDERS’ DEFICIT
Current Liabilities
Convertible notes payable	$5,704,371	$4,241,942
Accrued expenses	230,329	510,578
Lease liability, current	62,464	67,546
Total current liabilities	5,997,164	4,820,066

Non-current liabilities
Convertible notes payable	-	1,406,289
Note payable	109,251	108,176
Pension benefit obligation	546,259	393,640
Operating lease liability	78,124	135,193
Total liabilities	6,730,798	6,863,364

Stockholders’ deficit
Common stock par value 1 CHF, authorized 466,555 shares, outstanding at September 30, 2023 and December 31, 2022	466,555	466,555
Additional paid-in-capital	20,539,478	20,377,905
Accumulated comprehensive income	610,627	606,583
Accumulated deficit	(26,923,421)	(27,242,609)
Total stockholders’ deficit	(5,306,761)	(5,791,566)

Total liabilities and stockholders’ deficit	$1,424,037	$1,071,798

The accompanying notes are an integral part of these condensed financial statements.

Proteomedix AG

Condensed Statements of Comprehensive Income (Loss)

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

	2023	2022

Revenue	$2,092,761	$128,773

Cost of goods sold	22,548	28,176

Gross profit	2,070,213	100,597

Operating expenses
Marketing and business development	151,478	172,478
Research and development	275,020	262,818
General and administrative expenses	1,240,875	1,633,860
Depreciation	9,293	12,966
Total operating expenses	1,676,666	2,082,122

Income (loss) from operations	393,547	(1,981,525)

Other income (expense)
Interest expense	(74,359)	(48,257)

Total other income (expenses)	(74,359)	(48,257)

Net income (loss) before provision for income taxes	319,188	(2,029,782)

Provision for income taxes	-	-

Net income (loss)	319,188	(2,029,782)

Other comprehensive income (loss)

Foreign currency translation adjustment	172,351	344,957
Changes in pension benefit obligation	(168,307)	369,287

Total other comprehensive income (loss)	4,044	714,244

Comprehensive income (loss)	$323,232	$(1,315,538)

The accompanying notes are an integral part of these condensed financial statements.

Proteomedix AG

Condensed Statement of Stockholders’ Deficit

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

	Common Stock		Additional Paid In	Accumulated Comprehensive (Loss)	Accumulated	Total Stockholders’
	Shares	Par Value	Capital	Income	Deficit	Deficit

Balance at December 31, 2021	412,572	$466,555	$20,000,916	$431,677	$(25,200,036)	$(4,300,888)

FX translation adjustment	-	-	-	344,957	-	344,957

Stock based compensation	-	-	282,742	-	-	282,742

Changes in pension benefit obligation	-	-	-	369,287	-	369,287

Net loss	-	-	-	-	(2,029,782)	(2,029,782)

Balance at September 30, 2022	412,572	$466,555	$20,283,658	$1,145,921	$(27,229,818)	$(5,333,684)

Balance at December 31, 2022	412,572	$466,555	$20,377,905	$606,583	$(27,242,609)	$(5,791,566)

FX translation adjustment	-	-	-	172,351	-	172,351

Stock based compensation	-	-	161,573	-	-	161,573

Changes in pension benefit obligation	-	-	-	(168,307)	-	(168,307)

Net income	-	-	-	-	319,188	319,188

Balance at September 30, 2023	412,572	$466,555	$20,539,478	$610,627	$(26,923,421)	$(5,306,761)

The accompanying notes are an integral part of these condensed financial statements.

Proteomedix AG

Condensed Statements of Cash Flows

For the Nine Months Ended September 30, 2023 and 2022

(unaudited)

	2023	2022
Operating activities
Net income (loss)	$319,188	$(2,029,782)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,293	12,966
Stock based compensation	161,573	282,742
Changes in pension benefit obligation	(15,688)	47,042
Changes in operating assets and liabilities:
Accounts receivable	120,309	46,462
Inventory	12,627	10,177
Prepaid expenses and other current assets	18,976	63,107
Accrued expenses	(280,249)	89,382
Cash (used in) provided by operating activities	346,029	(1,477,904)

Investing activities:
	-	-
Cash used in investing activities	-	-

Financing activities:
Repayment of notes payable	-	(50,000)
Cash used in financing activities	-	(50,000)

FX effect on cash	221,240	(91,064)

Net change in cash and cash equivalents	567,269	(1,618,968)

Cash and cash equivalents - beginning of the year	470,156	2,546,801

Cash and cash equivalents - end of year	$1,037,425	$927,833

Supplemental cash flow disclosures
Interest paid	$-	$1,965
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Proteomedix AG

Notes to Condensed Financial Statements

Note 1 – Organization and Nature of Business

Proteomedix AG (the “Company”) is a healthcare company whose mission is to transform prostate cancer diagnosis. Proteomedix has identified novel biomarker signatures with utility in prostate cancer diagnosis, prognosis and therapy management. The lead product Proclarix® is a blood-based prostate cancer test panel and risk score currently available in Europe and expected to be available in the U.S. in the near future. Proteomedix is located in the Bio-Technopark of Zurich-Schlieren, Switzerland.

On December 15, 2023, the Company was acquired by Onconetix, Inc. (formerly Blue Water Biotech, Inc) (the “Parent”). The Parent issued stock of its common stock in exchange for 100% of the outstanding voting equity of the Company. See Note 10.

Note 2 – Going Concern

The accompanying condensed financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the nine months ended September 30, 2023, the Company had an accumulated deficit of approximately $27,000,000 and a working capital deficit of approximately $4,800,000, and a lack of profitable operational history. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate greater revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds from its Parent to sustain operations until such time as revenues are sufficient to support the Company’s operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and the ability of its Parent to provide additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and obtain additional funding from its Parent as needed.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and interim reporting rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements for the years ended December 31, 2022 and 2021, and notes thereto. In the opinion of management, all adjustments, consisting of normal recurring adjustments (unless otherwise indicated), necessary for a fair presentation of the financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

The functional currency of the Company is the Swiss Franc and the Company’s condensed financial statements are presented in United States Dollars (USD). Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. The resulting translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss).

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company operates in one segment which is consistent with the financial information regularly reviewed by the CODM for purposes of evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting for future periods.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting periods. The most significant estimates in the Company’s condensed financial statements relate to valuation of inventory, stock-based compensation, pension benefit obligations, and the valuation allowance of deferred tax assets resulting from net operating losses. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company has defined cash and cash equivalents as all cash in banks and highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and December 31, 2022.

The Company maintains its cash balances at financial institutions that are insured by Swiss Financial Market Supervisory Authority (“FINMA”). The Company’s cash balances may at times exceed the insurance provided by FINMA. The Company has not experienced any losses on these accounts and management does not believe that the Company is exposed to any significant risks related to excess deposits.

Accounts Receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have been insignificant and within management’s expectations. The Company provides an allowance for doubtful accounts that is based upon a review of outstanding receivables, historical collection information, expected future losses, and existing economic conditions. Normal accounts receivable are due 30 days after the issuance of the invoice. Receivables are considered delinquent based on management’s assessment of the individual balance. Delinquent receivables are evaluated for collectability based on individual credit evaluation and specific circumstances of the customer. As of September 30, 2023, and December 31, 2022, the Company’s allowance for doubtful accounts was nil, respectively. The Company did not write off any accounts receivable against the allowance for doubtful accounts during the periods ended September 30, 2023, and 2022. As of September 30, 2023 and December 31, 2022, substantially all accounts receivable are due from a single customer.

Inventories

Inventories consist of raw materials and finished goods. Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out basis. The Company periodically reviews the composition of inventory in order to identify excess, obsolete, slow-moving or otherwise non-saleable items taking into account anticipated future sales compared with quantities on hand, and the remaining shelf life of goods on hand. If non-saleable items are observed and there are no alternate uses for the inventory, the Company records a write-down to net realizable value in the period that the decline in value is first recognized. The Company had no inventory reserves as of September 30, 2023, and December 31, 2022.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable (a “triggering event”). Factors that the Company considers in deciding when to perform an impairment review include significant underperformance of the long-lived asset in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in the use of the assets. If an impairment review is performed to evaluate a long-lived asset for recoverability, the Company compares forecasts of undiscounted cash flows expected to result from the use and eventual disposition of the long-lived asset to its carrying value. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its fair value, determined based on discounted cash flows. During the periods ended September 30, 2023, and 2022, the Company did not identify any impairments related to its long-lived assets.

Property and Equipment

Property and equipment consists of computers and office furniture and fixtures, all of which are recorded at cost. Depreciation is recorded using the straight-line method over the respective useful lives of the assets ranging from two to ten years. Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Upon the retirement or other disposition of property and equipment, the related cost and accumulated depreciation are charged to operations.

Research and Development Costs

Research and development expenses are those costs incurred in the discovery, design, and development of new products, processes, or services, as well as the enhancement of existing products. Research and development costs are expensed as incurred unless such costs have an alternative future use. These costs include, but are not limited to, salaries, wages, benefits, materials, equipment, and overhead directly attributable to the research and development activities.

Collaborative Agreements

The Company periodically enters into strategic alliance agreements with counterparties to produce products and/or provide services to customers. Alliances created by such agreements are not legal entities, have no employees, no assets and have no true operations. These arrangements create contractual rights and the Company accounts for these alliances as a collaborative arrangement by reporting costs incurred and reimbursements received from transactions within research and development expense within the statements of comprehensive loss.

Commitments And Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when management assesses that it is probable that a liability has been incurred and the amount can be reasonably estimated.

Share Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with Financial Accounting Standard Board (“FASB”) Account Standard Codification (“ASC”) 718, “Compensation – Stock Compensation”. Costs are measured at the estimated fair value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by ASC 718.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

Income Taxes

In accordance with ASC 740, “Income Taxes,” the Company provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

In addition, the Company’s management performs an evaluation of all uncertain income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for federal and state purposes. If the Company has interest or penalties associated with insufficient taxes paid, such expenses are reported in income tax expense.

Revenue Recognition

The Company recognized revenue when control of goods or services performed is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services. ASC 606 provides for a five-step model that includes:

(i)	identifying the contract with a customer,
(ii)	identifying the performance obligations in the contract,
(iii)	determining the transaction price,
(iv)	allocating the transaction price to the performance obligations, and
(v)	recognizing revenue when, or as, an entity satisfies a performance obligation.

Product Sales

The Company derives revenue through sales of its products directly to end users and to distributors. The Company sells its products to customers including laboratories, hospitals, medical centers, doctors and distributors. The Company considers customer purchase orders, which in some cases are governed by master sales agreements or standard terms and conditions, to be the contracts with a customer. For each contract, the Company considers the promise to transfer products, each of which are distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. The Company fulfils its performance obligation applicable to product sales once the product is transferred to the customer.

Development Services

The Company provides a range of services to life sciences customers referred to as “Development Services” including testing for biomarker discovery, assay design and development. These Development Services are performed under individual statement of work (“SOW”) arrangements with specific deliverables defined by the customer. Development Services are generally performed on a time and materials basis. During the performance and through completion of the service to the customer in accordance with the SOW, we have the right to bill the customer for the agreed upon price and we recognize the Development Services revenue over the period estimated to complete the SOW. We generally identify each SOW as a single performance obligation.

Completion of the service and satisfaction of the performance obligation under a SOW is typically evidenced by access to the data or test made available to the customer or any other form or applicable manner of delivery defined in the SOW. However, for certain SOWs under which work is performed pursuant to the customer’s highly customized specifications, we have the enforceable right to bill the customer for work completed, rather than upon completion of the SOW. For those SOWs, we recognize revenue over a period of time during which the work is performed based on the expended efforts (inputs). As the performance obligation under the SOW is satisfied, any amounts earned as revenue and billed to the customer are included in accounts receivable. Any revenues earned but not yet billed to the customer as of the date of the condensed financial statements are recorded as contract assets and are included in prepaids and other current assets as of the condensed financial statement date. Amounts recorded in contract assets are reclassified to accounts receivable in our financial statements when the customer is invoiced according to the billing schedule in the contract.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

In circumstances where a SOW includes variable consideration component, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method, depending on which method is expected to better predict the amount of consideration to which the Company will be entitled. The value of variable consideration is included in the transaction price if, and to the extent, it is probable that a significant reversal of the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. These estimates are reassessed each reporting period, as required, and any adjustment required is recorded on a cumulative catch-up basis, which would affect revenue and net income in the period of adjustment.

Licensing Revenues

license revenues are determined based on an assessment of whether the license is distinct from any other performance obligations that may be included in the underlying licensing arrangement. If the customer is able to benefit from the license without provision of any other performance obligations by the Company and the license is thereby viewed as a distinct or functional license, the Company then determines whether the customer has acquired a right to use the license or a right to access the license. For functional licenses that do not require further substantive development or other ongoing activities by the Company, the customer is viewed as acquiring the right to use the license as, and when, transferred and revenues are generally recorded at a point in time. For symbolic licenses providing substantial value only in conjunction with other performance obligations to be provided by the Company, revenues are generally recorded over the term of the license agreement using the inputs based on contractual remaining time for such license. Such other obligations provided by the Company generally include manufactured products, additional development services or other deliverables that are contracted to be provided during the license term.

Royalties associated with licensing arrangements are estimated and recognized when sales under supply agreements with commercial licensees are recorded, absent any contractual constraints or collectability uncertainties. Royalties which are contingent on meeting certain sales milestones are recorded when it has become probable that milestones will be met.

The following table disaggregates the Company’s revenues by type for the periods ended September 30, 2023 and 2022.

	Recognition Method	2023	2022
Product sales	Point in time	$40,237	$74,390
Licensing revenues	Point in time	516,359	-
Development services	Over time	1,536,165	54,383
		$2,092,761	$128,773

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable, and are accounted for under the provisions of ASC Topic 825, “Financial Instruments”. The carrying amount of these financial instruments, as reflected in the condensed financial statements approximates fair value.

Fair Value Measurement

ASC Topic 820, “Fair Value Measurement”, requires that certain financial instruments be recognized at their fair values at our balance sheet dates. However, other financial instruments, such as debt obligations, are not required to be recognized at their fair values, but U.S. GAAP provides an option to elect fair value accounting for these instruments. U.S. GAAP requires the disclosure of the fair values of all financial instruments, regardless of whether they are recognized at their fair values or carrying amounts in our balance sheets. For financial instruments recognized at fair value, U.S. GAAP requires the disclosure of their fair values by type of instrument, along with other information, including changes in the fair values of certain financial instruments recognized in income or other comprehensive income. For financial instruments not recognized at fair value, the disclosure of their fair values is provided below under “Financial Instruments.”

Nonfinancial assets, such as property and equipment, and nonfinancial liabilities are recognized at their carrying amounts in the Company’s balance sheets. U.S. GAAP does not permit nonfinancial assets and liabilities to be remeasured at their fair values. However, U.S. GAAP requires the remeasurement of such assets and liabilities to their fair values upon the occurrence of certain events, such as the impairment of property, plant and equipment. In addition, if such an event occurs, U.S. GAAP requires the disclosure of the fair value of the asset or liability along with other information, including the gain or loss recognized in income in the period the remeasurement occurred.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

The Company did not have any assets or liabilities at September 30, 2023 and December 31, 2022 which required remeasurement at the respective reporting periods.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities”.

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments as follows: Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. Proceeds from these convertible notes are reported under the financing section of the statements of cash flows. Changes to the fair value of the derivative liability are reported as adjustments to reconcile net loss to net cash used in operating activities in the accompanying statement of cash flows. During the nine months ended September 30, 2023 the Company did not have any conversion options which required bifurcation from the host instrument.

Defined Benefit Pension Plan

The Company sponsors a defined benefit pension plan (the “Plan”) covering eligible employees. The Plan provides retirement benefits based on employees’ years of service and compensation levels. The Company recognizes an asset for such plan’s overfunded status or a liability underfunded status in its balance sheets. Additionally, the Company measures its plan’s assets and obligations that determine its funded status as of the end of the year and recognizes the changes in the funded status in the year in which the changes occur. Those changes are reported in ‘accumulated other comprehensive loss. The Company uses actuarial valuations to determine its pension and postretirement benefit costs and credits. The amounts calculated depend on a variety of key assumptions, including discount rates and expected return on plan assets. Current market conditions are considered in selecting these assumptions.

The Company’s pension plans are generally valued using the net asset value (NAV) per share as a practical expedient for fair value provided certain criteria are met. The NAVs are determined based on the fair values of the underlying investments in the funds. In circumstances where the criteria are not met, fair is determined based on the underlying market in which the funds are traded which is generally considered to be an active market.

Recently Issued Accounting Standards

During the period ended September 30, 2023, and subsequently, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s condensed financial statements.

Proteomedix AG

Notes to Condensed Financial Statements

Note 3 – Summary of Significant Accounting Policies (cont.)

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires the Company to measure and recognize expected credit losses for financial assets held and not accounted for at fair value through net income. In November 2018, April 2019 and May 2019, the FASB issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses,” “Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments,” and “ASU No. 2019-05, Financial Instruments — Credit Losses (Topic 326): Targeted Transition Relief,” which provided additional implementation guidance on the previously issued ASU. The ASU is effective for fiscal years beginning after Dec. 15, 2019 for public business entities that meet the definition of an SEC filer, excluding entities eligible to be SRCs as defined by the SEC. All other entities, ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2022. The adoption of this guidance did not have a material impact on the Company’s condensed financial statements.

Subsequent Events

The Company has evaluated all transactions through the date the condensed financial statements were issued for subsequent event disclosure consideration. See Note 10.

Note 4 – Debt

On March 3, 2010, the Company received a loan from Venture Kick in the amount of 100,000 CHF. This loan bears no interest, is unsecured and may be cancelled by the Company at its discretion. This loan is subordinated to the Company’s other unsubordinated debt. The loan was to be used solely for business development and the Company may, at its sole discretion, contribute funds back to Venture Kick to enable that organization to continue its efforts. As of September 30, 2023 and December 31, 2022 the balance outstanding was approximately $109,000 and $108,000, respectively.

On June 23, 2020, Company entered a convertible note payable with a financial institution and shareholder of the Company for CHF 550,000 with an interest rate of 0.50% per annum and a maturity of September 30, 2024. The note provides the holder with an optional conversion feature in the event of an equity financing of the Company. The conversion price in the event of an equity financing is at a 20% discount the share price from the financing. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. This note was unsubordinated until January 10, 2023, at which point it was also subordinated to all other unsubordinated debts. The interest rate was changed to 2.50% as of May 1, 2023. As of September 30, 2023 and December 31, 2022, the outstanding balance on this note was approximately $601,000 and $541,000, respectively.

On June 23, 2020, Company entered into a series of convertible notes payable with certain shareholders of the Company for CHF 800,000 with an interest rate of 0.50% per annum and a maturity of September 30, 2024. The note provides the holder with an optional conversion feature in the event of an equity financing greater than CHF 1,000,000. The conversion price in the event of an equity financing is at a 20% discount the share price from the financing. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of September 30, 2023 and December 31, 2022, the outstanding balance on these notes was approximately $874,000 and $865,000, respectively.

On October 26, 2020, Company entered into a series of convertible notes payable with certain members of the board of directors (Note 8) in the total amount of CHF 161,250 with an interest rate of 0.25% and a maturity of December 31, 2023. The note provides the holder with an optional conversion feature at a discount of 20% in the event of an equity financing greater than CHF 1,000,000. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of September 30, 2023 and December 31, 2022, the outstanding balance on these notes was approximately $177,000 and $174,000, respectively.

Proteomedix AG

Notes to Condensed Financial Statements

Note 4 – Debt (cont.)

On November 23, 2020, Company entered into a series of convertible notes payable with certain shareholders of the Company in the total amount of CHF 760,080 with an interest rate of 5% and a maturity of December 31, 2023. The note provides the holder with an optional conversion feature at a discount of 30% in the event of an equity financing greater than CHF 1,000,000. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of September 30, 2023 and December 31, 2022, the outstanding balance on these notes was approximately $831,000 and $822,000, respectively.

On July 19, 2021, Company entered into a convertible note payable in the total amount of CHF 3,000,000 with an interest rate of 0.5% and an original maturity of September 30, 2023 which was extended to September 30, 2024. The note provides the holder with a mandatory conversion requirement in the event of an equity financing greater than CHF 1,000,000. The note is also mandatorily converted in the event certain milestones are achieved related to an R&D collaboration project entered separately none of which have been met as of December 31, 2022. The holder is also entitled to convert the note upon the occurrence of a sale of the Company or at maturity of the note in both cases without a discount. These notes payable are subordinated to the Company’s other unsubordinated debt. As of September 30, 2023 and December 31, 2022, the outstanding balance on this note was approximately $3,278,000 and $3,245,000, respectively.

The Company did not issue any new notes during the nine months ended September 30, 2023, all the changes in the above balances are solely due to changes exchange rates between USD and CHF. All outstanding convertible notes as of December 31, 2022 were converted upon the closing of the acquisition of the Company by the Parent. See Note 10.

Note 5 – Commitments and Contingencies

Leases

The Company leases it’s primary office and lab space at a rate of 5,077 CHF per month. The lease began on February 1, 2012 with an initial period ending on January 31, 2015. This rental agreement can be terminated at the end of March, June and September of a given year with a notice of 12 months. If the Company wishes to terminate the lease without adhering to the agreed dates, it is liable for the rent and the other tenant obligations until the rental is continued, but the latest until the next contractual termination date. If the rental agreement is not terminated in writing by either party after the fixed contract period has expired, while observing the notice period, it will be extended by two years. As of September 30, 2023 the remaining period of the lease is approximately 21 months.

The rent expense for the periods ended September 30, 2023 and 2022 was $57,582 and $54,653 respectively and was included in ‘general and administrative’ expenses in the accompanying statements of comprehensive loss. The Company paid $57,582 and $54,653 respectively, in lease payments during the periods ended September 30, 2023 and 2022, and are included in the Company’s operating cash flows for both periods. The change in lease expense and lease cash payments. The change in lease expense from period to period is due to changes in exchange rate between USD and CHF as the Company’s minimum monthly lease payments are fixed for the term of the lease.

Switzerland social security obligations

The Company issued certain stock options during periods prior to December 31, 2022. If the recipients exercise these stock options it may result in the recognition of additional social security tax due to the Switzerland taxing authority. Management assessed the likelihood of this liability having been incurred as of December 31, 2022 and 2021 in accordance with ASC 450, Contingencies, and determined the likelihood was reasonably possible. Accordingly, no accrual for this contingent obligation has been recognized in the accompanying condensed financial statements. Additionally, management is unable to estimate an amount or range of amounts related to any amount that may be owed should a recipient exercise a stock option.

Proteomedix AG

Notes to Condensed Financial Statements

Note 6 – Stockholders’ Deficit

Share Capital

The Company has several series of common stock providing the following provisions. In the event of a bankruptcy or liquidation or winding up of the Company, the holders of Series B3 Common Stock will be entitled to receive, in advance of the holders of Series B2 Common Stock, Series B Common Stock and Series A Stock and Ordinary Stock, CHF 65 for each Series B3 Common Share they own.

Thereafter, the holders of Series B2 Common Stock will be entitled to receive, in advance of the holders of Series B Common Stock and Series A Stock and Ordinary Stock, CHF 60 for each Series B2 Common Share they own.

Thereafter, the holders of Series B Common Stock will be entitled to receive, in advance of the holders of Series A Common Stock and Ordinary Stock, CHF 50 for each Series B Common Share they own.

Thereafter, the holders of Series A Common Stock will be entitled to receive, in advance of the holders of Ordinary Stock, CHF 40 for each Series A Common Share they own.

Thereafter, the other Ordinary Shareholders will be entitled to receive CHF 40 per Ordinary Share they own and then any remaining assets or proceeds will be distributed pro rata among all Shareholders.

If there are insufficient assets or proceeds to pay such amount to the holders of Series B3 Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B3 Common Stock.

If, after the full payment of Series B3 Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series B2 Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B2 Common Stock.

If, after the full payment of Series B2 Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series B Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series B Common Stock.

If, after the full payment of Series B Shareholders, there are insufficient assets or proceeds to pay such amount to the holders of Series A Common Stock, the amount available will be paid on a pro rata basis between the holders of the Series A Common Stock.

The Company and all Shareholders shall use best efforts to ensure that any sale, liquidation, disposal of material assets or the entire Company shall be effectuated so as to be tax efficient, particularly as regards any applicable withholding tax, and fair with regard to the Shareholders.

If in later financing rounds additional preference rights are granted, then the holders of Series A Common Stock, Series B Common Stock and Series B2 Common Stock shall receive mutatis mutandis behind the new stock the same rights (taking into account the respective price).”

The Series B3 Common Stock shall have the same rights and obligations under the Shareholder’s Agreement and the Organizational Rules as the Series B Common Stock and the Series B2 Common Stock, and thus have the same legal status as the Series B Common Stock and the Series B2 Common Stock.

Proteomedix AG

Notes to Condensed Financial Statements

Note 6 – Stockholders’ Deficit (cont.)

As of September 30, 2023 and December 31, 2022 the following number of stock for each series was outstanding:

Share Class	Stock
Ordinary	100,000
Series A	65,000
Series B	84,200
Series B2	83,334
Series B3	80,038
Total Outstanding stock	412,572

Stock options

The Company has granted various stock options primarily to employees as incentive-based compensation. During the nine months ended September 30, 2023 and 2022, the Company granted 5,307 and -0-, respectively, stock options and recognized $161,573 and $282,742, respectively, in expense related to the vesting of outstanding stock option grants.

Accumulated other comprehensive loss

The following tables details the amounts reclassified from other comprehensive loss and the related affected line items within the accompanying statements of comprehensive loss for the periods ended September 30, 2022 and 2021.

	2023	2022	Financial statement
Item description	Amount	Amount	line item

Amortization of gains (losses)	$(24,876)	$(4,743)	General and administrative

	$(24,876)	$(4,743)

The table below details the components and the Company’s accumulated other comprehensive loss for the periods ended September 30, 2023 and 2022.

	Defined
	Benefit	Foreign
	Pension	Currency
	Items	Items	Total
Balance as of December 31, 2021	$397,709	$33,968	$431,677

Other comprehensive income before reclassifications	374,030	344,957	718,987

Amounts reclassified from accumulated other comprehensive income (loss)	(4,743)	-	(4,743)

Net current period other comprehensive income	369,287	344,957	714,244

Balance as of September 30, 2022	$766,996	$378,925	$1,145,921

Proteomedix AG

Notes to Condensed Financial Statements

Note 6 – Stockholders’ Deficit (cont.)

Balance as of December 31, 2022	$577,601	$28,982	$606,583

Other comprehensive income (loss) before reclassifications	(143,431)	172,351	28,920

Amounts reclassified from accumulated other comprehensive income (loss)	(24,876)	-	(24,876)

Net current period other comprehensive income (loss)	(168,307)	172,351	4,044

Balance as of September 30, 2023	$409,294	$201,333	$610,627

Note 7 – Defined Benefit Pension Plan

The Company sponsors a defined benefit pension plan covering certain eligible employees. The plan provides retirement benefits based on years of service and compensation levels.

The value of the pension obligation is determined using the Projected Unit Credit (PUC) method. This method sees each period of service as giving rise to an additional unit of benefit entitlements/employee benefits. The value of the Company’s employee benefit obligations for active employees, or the Projected Benefit Obligation (PBO), on the reporting date is the same as the present value of the degree of entitlement existing on this date, in terms of future salary and pension increases and turnover rates. The valuation of pension obligations of pensioners is made on the basis of the present value of current pensions taking into account future increases in pensions. The service costs (SC) are calculated using the present value of the entitlements to employee benefits earned during the year for which calculations are made.

The following significant actuarial assumptions were used in calculating the benefit obligation and the net periodic benefit cost as of September 30, 2023 and December 31, 2022:

	2023	2022
Discount rate	1.90%	2.30%
Expected long-term rate of return on plan assets	1.20%	2.30%
Rate of compensation increase	3.00%	3.00%

Changes in these assumptions may have a material impact on the plan’s obligations and costs.

The components of net periodic benefit cost for the periods ended September 30, 2023 and 2022 are as follows:

	2023	2022
Service cost	$69,358	$118,310
Interest cost	31,506	8,080
Expected return on plan assets	(25,640)	(6,166)
Amortization of net (gain)/loss	(24,876)	(4,743)
Total	$50,348	$115,481

Proteomedix AG

Notes to Condensed Financial Statements

Note 8 – Related Parties

As of September 30, 2023 and December 31, 2022, the Company has outstanding convertibles notes of approximately $2,422,000 and $2,422,000, respectively, due to certain shareholders and directors.

During the periods ended September 30, 2023 and 2022, the Company paid approximately $127,500 and $183,400 to entities owned by members of the board of directors and executive management for professional services. These amounts are included within ‘general and administrative’ expenses in the accompanying statements of comprehensive loss.

Note 9 – Subsequent Events

On December 15, 2023, the Parent and the Company entered into a Share Exchange Agreement which resulted in the Company becoming a wholly owned subsidiary of the Parent.  The consummation of the Share Exchange was subject to customary closing conditions and closed on December 15, 2023.

Concurrently with the closing of the Share Exchange Agreement, all outstanding convertibles notes as of December 31, 2022 were converted into 83,114 common stock of the Company and were then purchased by the Parent.